                                                                   EXHIBIT 10.18

                      AMENDMENT NO. 1 TO CREDIT AGREEMENT


         THIS AMENDMENT AGREEMENT (this "Agreement" or "Amendment No. 1"), dated as of May 20, 1996, among PERSONNEL GROUP OF AMERICA, INC., a Delaware corporation (the "BORROWER"), the financial institutions and other entities listed on the signature pages hereof as Lenders (collectively, the "LENDERS" and each a "LENDER"), and NATIONSBANK, N.A., a national banking association, as agent for the Lenders (in such capacity, the "AGENT");

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Credit Agreement, dated as of September 29, 1995 (the "EXISTING CREDIT AGREEMENT"), among the Borrower, the Initial Lenders signatories thereto, and NationsBank of Texas, N.A. (the "INITIAL AGENT"), the Initial Lenders made certain loans and advances to the Borrower;

         WHEREAS, the Initial Agent has resigned from its capacity as agent under the Credit Agreement and the Lenders have appointed the Agent to serve in such capacity for the benefit of the Lenders;

         WHEREAS, the Borrower, the Lenders, and the Agent desire that certain amendments be made to the Existing Credit Agreement;

         NOW, THEREFORE, based upon the foregoing, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                     PART I
                                  DEFINITIONS

         SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

         "Amendment No. 1 Effective Date" is defined in Subpart 3.1.


         SUBPART 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

                                    PART II
                    AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Amendment No. 1 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement, the Notes and the other Loan Documents shall continue in full force and effect.

         SUBPART 2.1 AMENDMENTS TO THE INTRODUCTION. The first paragraph of the Existing Credit Agreement is amended to read in its entirety as follows:

                 THIS CREDIT AGREEMENT, dated as of September 29, 1995, and amended as of May 20, 1996, is by and among PERSONNEL GROUP OF AMERICA, INC., a Delaware corporation (the "BORROWER"), NationsBank, N.A. ("NATIONSBANK") and the other financial institutions becoming lenders hereunder from time to time (the "LENDERS"), and NationsBank, N.A. as L/C Bank (as hereinafter defined) and as agent (in such capacity, together with any successor in such capacity appointed pursuant to Article VII hereof, the "AGENT") for the Lenders and the L/C Bank hereunder.

         SUBPART 2.2 AMENDMENTS TO ARTICLE I. Article I of the Existing Credit Agreement is hereby amended by inserting, in the alphabetically appropriate place, the following definition:

                          "AMENDMENT NO. 1" means that Amendment No. 1 to the
                 Credit Agreement, dated as of May 20, 1996, among the Borrower, the Agent and the Lenders, amending this Credit Agreement as then in effect.


                 Article I of the Existing Credit Agreement is further amended by deleting the existing definition of "Agent's Account" contained therein and replacing it with the following definition:

                          "AGENT'S ACCOUNT" means the account of the Agent
                 maintained by the Agent with NationsBank, N.A. at its offices at 100 North Tryon Street, Charlotte, North Carolina, Account No. _____________, ABA No. 053000196, Attention: Corporate
                 Credit Services, Reference: Personnel Group of America, Inc.


                 Article I of the Existing Credit Agreement is further amended by deleting the existing definition of "Applicable Margin" contained therein and replacing it with the following definition:

                          "APPLICABLE MARGIN" means 0.0% per annum for Base
                 Rate Advances and, for Eurodollar Rate Advances, the applicable percentage per annum corresponding to the Debt Coverage Ratio in effect as of the most recent Calculation Date as shown below:



                                               Debt Coverage             Applicable
                                                   Ratio                   Margin
                 ------------------------------------------------------------------
                 Pricing Level I                 0.0 - 0.5                 0.625%

                 Pricing Level II                0.5 - 1.0                 0.75 %

                 Pricing Level III               1.0 - 1.5                 1.00 %

                 Pricing Level IV                1.5 - 2.0                 1.25 %

                 Pricing Level V                 2.0 - 2.5                 1.50 %

                 Pricing Level VI                2.5 - 3.0                 1.75 %


                 The initial Applicable Margin for Eurodollar Rate Advances shall be based on Pricing Level IV and shall either remain at Pricing Level IV or, if applicable based on the then effective Debt Coverage Ratio, be adjusted on the first Calculation Date occurring after the Amendment No. 1 Effective Date. Thereafter, the Applicable Margin for Eurodollar Rate Advances shall be determined and adjusted quarterly on the date five Business Days after the date by which the Borrower is required to provide the officer's certificate in accordance with the provisions of Section 6.03(b) and (c) hereof (each a "CALCULATION DATE"). Such Applicable Margin for Eurodollar Rate Advances shall be effective from such Calculation Date until the next such Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all existing Eurodollar Rate Advances as well as any new Eurodollar Rate Advances made thereafter.


                 Article I of the Existing Credit Agreement is further amended by deleting the existing definition of "Borrower's Account" contained therein and replacing it with the following definition:

                          "BORROWER'S ACCOUNT" means the account of the
                 Borrower maintained by the Borrower with NationsBank at its office at 100 North Tryon Street, Charlotte, North Carolina 28255, Account No. ______________.

                 Article I of the Existing Credit Agreement is further amended by inserting, in the alphabetically appropriate place, the following definition:

                          "DEBT COVERAGE RATIO" means, with respect to the
                 Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) all Debt of the Borrower and its Subsidiaries to
                 (b) the Consolidated EBITDA of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters ending as of the last day of the then most recently ended fiscal quarter.


                 Article I of the Existing Credit Agreement is further amended by inserting, in the alphabetically appropriate place, the following definition:

                          "FINANCING STATEMENTS" means the UCC-1 financing
                 statements to be executed by each of the Loan Parties in order to perfect, upon filng, the security interests granted to the Agent for the benefit of the Lenders under the Security Agreement and the Pledge Agreement, and all amendments and continuation statements relating thereto.

                 Article I of the Existing Credit Agreement is further amended by deleting the existing definition of "Lenders" and replacing it with the following definition:

                          "LENDERS" means NationsBank, N.A. and each Eligible
                 Assignee that shall become a party hereto pursuant to Section 9.07.

                 Article I of the Existing Credit Agreement is further amended by deleting the existing definition of "L/C Bank" and replacing it with the following definition:

                          "L/C BANK" means NationsBank, N.A. in its capacity as
                 the issuer of a Letter of Credit.


                 Article I of the Existing Credit Agreement is further amended by deleting the existing definition of "Loan Documents" and replacing it with the following definition:

                          "LOAN DOCUMENTS" means this Agreement, the Notes, the
                 Guaranty, each Letter of Credit Agreement and application therefor, the Security Agreement, the Pledge Agreement, and the Financing Statements.


                 Article I of the Existing Credit Agreement is further amended by deleting the existing definition of "Permitted Liens" and replacing it with the following definition:

                          "PERMITTED LIENS" means such of the following as to
                 which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a)

                 Liens for taxes, assessments, and governmental charges or levies to the extent not required to be paid under Section 6.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's, and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or, if overdue by more than 30 days, are being diligently contested in good faith and are bonded in a manner satisfactory to the Agent and the Required Lenders in an amount equal to 100% of the Lien claim; (c) pledges or deposits to secure obligations under worker's compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its intended purposes; and (e) Liens in favor of the Agent for the benefit of the Lenders pursuant to the Security Agreement or the Pledge Agreement.

                 Article I of the Existing Credit Agreement is further amended by inserting in the alphabetically appropriate place the following definition of "Pledge Agreement":

                          "PLEDGE AGREEMENT" means the pledge agreement to be
                 executed and delivered by each of the Loan Parties having Subsidiaries, dated as of the Amendment No. 1 Effective Date, in form and content satisfactory to the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                 Article I of the Existing Credit Agreement is further amended by inserting in the alphabetically appropriate place the following definition of "Security Agreement":

                          "SECURITY AGREEMENT" means the security agreement to
                 be executed and delivered by each of the Loan Parties as of the Amendment No. 1 Effective Date, in form and content satisfactory to the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

         SUBPART 2.3 AMENDMENTS TO SECTION 2.04. Section 2.04 of the Existing Credit Agreement is amended in its entirety so that such Section now reads as follows:

                          SECTION 2.04.  REDUCTION OF THE REVOLVING
                 COMMITMENTS.

                          (a) Voluntary Reductions. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Revolving Commitments of the Lenders; provided, however, that (i) each partial reduction shall be in an aggregate amount of $5,000,000 or any multiple of $1,000,000 in excess thereof, and (ii) the aggregate amount of the Revolving Commitments shall not be reduced pursuant to this Section 2.04 to an amount less than the sum of (A) the aggregate principal amount of all Revolving Advances then outstanding, and (B) the aggregate amount of all Letter of Credit Obligations then outstanding.

                          (b) Mandatory Reduction. Notwithstanding any other term, provision or condition of this Agreement or any other Loan Document, the aggregate amount of the Revolving Commitments shall reduce to $30,000,000.00 on June 30, 1996.


         SUBPART 2.4 AMENDMENTS TO SECTION 2.05. Section 2.05 of the Existing Credit Agreement is amended by re-numbering existing Section 2.05(c) as a new
Section 2.05(d), and inserting a new Section 2.05(c) which reads in its entirety as follows:

                          (c) Mandatory Prepayments from the Proceeds of Equity Contributions or the Issuance of Stock. Within five Business Days (or such longer period of time agreed to by the Required Lenders) of each date on which the Borrower or any of its Subsidiaries receives proceeds from any equity contributions or proceeds from the issuance of stock from and after the Amendment No. 1 Effective Date (exclusive of the issuance of any stock pursuant to the exercise by executives of the Borrower or its Subsidiaries of any stock options issued pursuant to the 1995 Equity Participation Plan), the Borrower shall pay, or shall cause such Subsidiary to pay, such proceeds to the Agent for the ratable account of the Lenders; provided, however, that in the event of any such prepayment of a Eurodollar Rate Advance other than on the last day of the applicable Interest Period therefor, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.04(c) hereof. All prepayments made pursuant to this Section 2.05(c) shall be applied to the aggregate outstanding principal amount of Revolving Advances, with any excess proceeds being retained by the Borrower or such Subsidiary for general corporate purposes and uses. The Borrower shall notify the Agent of any prepayment pursuant to this Section 2.05(c) at least two Business Days prior to the date on which such prepayment is required to be made, but the failure of the Borrower to give such notice shall not affect the obligation of the Borrower to make such prepayment on a timely basis hereunder.


         SUBPART 2.5 AMENDMENTS TO SECTION 2.06. Section 2.06 of the Existing Credit Agreement is amended by adding a new subsection (g) to such Section, immediately following existing subsection (f), providing as follows:

                          (g) MANDATORY BASE RATE. Notwithstanding any other term, condition or provision hereof, if, at any time, the then outstanding aggregate amount of all Advances shall be in excess of $30,000,000.00, then the principal amount of Advances in excess of $30,000,000.00 shall bear interest only at the Base Rate (but subject to subsection (d) above), and the Borrower shall pay such interest in accordance with the requirements of subsection (a) above.

         SUBPART 2.6 AMENDMENTS TO SECTION 2.07. Section 2.07(a) of the Existing Credit Agreement is amended in its entirety so that such Section now reads as follows:

                          (a) COMMITMENT FEES. The Borrower agrees to pay to the Agent a commitment fee on the average daily Unused Revolving Commitment of each Lender, for the account of such Lender, from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, at the rate of 0.25% per annum, payable in arrears on the last day of each March, June, September, and December, commencing on December 31, 1995 and on the Termination Date; provided, however, if the Debt Coverage Ratio of the Borrower and its Subsidiaries shall be equal to or greater than 1.5 to 1.0 as of any Calculation Date (as defined in the definition of "Applicable Margin"), then such commitment fee shall be determined at the rate of 0.375% per annum until the next succeeding Calculation Date, whereupon such fee shall be adjusted, if applicable.

         SUBPART 2.7 AMENDMENTS TO SECTION 3.05. Section 3.05(a)(ii) of the Existing Credit Agreement is amended in its entirety so that such Section now reads as follows:

                          (ii) for the account of each Lender, a letter of credit fee with respect to each Letter of Credit, in each case at a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances then in effect applied to such Lender's Pro Rata Share of the average daily Available Amount of such Letter of Credit outstanding from time to time.


         SUBPART 2.8 AMENDMENTS TO SECTION 6.01. Section 6.01(j) of the Existing Credit Agreement is amended in its entirety so that such Section now reads as follows:

                          ADDITIONAL GUARANTORS.  Within five Business Days
                 after the formation or acquisition by the Borrower or any of its Subsidiaries of any new or additional Subsidiary, cause such new or additional Subsidiary to guarantee the Obligations hereunder by executing and delivering to the Agent an Amendment to Guaranty in substantially the form of Exhibit G, and to grant to the Agent for the benefit of the Lenders a security interest by executing and delivering to the Agent (i) an Amendment to Security Agreement in substantially the form of Exhibit H and (ii) all Financing Statements reasonably requested by the Agent in relation thereto.



         SUBPART 2.9 AMENDMENTS TO SECTION 6.02. Section 6.02(d)(iii) of the Existing Credit Agreement is amended in its entirety so that such Section now reads as follows:

                          (iii) the Borrower and its Subsidiaries may make any
                 Permitted Acquisition so long as (A) no Default exists or would result therefrom, (B) such Permitted Acquisition would not constitute a violation or default under any Contractual Obligation or Requirement of Law, (C) in any fiscal year other than 1996, the aggregate consideration for all such Permitted Acquisitions in such fiscal year shall not exceed $15,000,000, and (D) in fiscal year 1996, such Permitted Acquisitions are limited to the Borrower's acquisition of The Judith Fox Staffing Companies, Profile Termporary Services, and Allegheny Personnel Services; provided, however, in the event that the Borrower receives after the Amendment No. 1 Effective Date, at least $35 million in proceeds of additional equity contributions or proceeds from the issuance of additional capital stock, then the Borrower or its Subsidiaries may also acquire in fiscal year 1996 all or substantially all of the assets, or all of the capital stock or equity interests in Computer Resources Group, Inc. for aggregate consideration for such acquisition not to exceed $20,000,000, exclusive of assumed liabilities and any "earn-out" or other contingent payment obligations (not to exceed $5 million in the aggregate for all such contingent payment obligations) incurred in connection therewith.


         SUBPART 2.10 GENERAL AMENDMENT TO TIME REFERENCES. All references in the Existing Credit Agreement to "Dallas, Texas time"), or similar phrases, shall be deleted and replaced with references to "Charlotte, North Carolina time".

         SUBPART 2.11 AMENDMENT TO SCHEDULE I. Schedule I of the Existing Credit Agreement is hereby deleted and replaced with a new Schedule I as attached to this Amendment No. 1.

         SUBPART 2.12 ADDITION OF EXHIBIT H. A new Exhibit H is added to the Existing Credit Agreement in the form of Appendix "B" attached to this Amendment No. 1.

         SUBPART 2.13 CONSENT TO ACQUISITION. NationsBank, in its capacities as a Lender and as the Agent, hereby consents to the Borrower's acquisition of The Judith Fox Staffing Companies on the terms and conditions set forth in that certain Asset Purchase Agreement dated as of May 10, 1996.


                                    PART III
                          CONDITIONS TO EFFECTIVENESS

         SUBPART 3.1. AMENDMENT NO. 1 EFFECTIVE DATE. This Amendment shall be and become effective on such date (the "Amendment No. 1 Effective Date") when all of the conditions set forth in this Subpart 3.1 shall have been satisfied, and thereafter, this Amendment shall be known, and may be referred to, as "Amendment No. 1."

         SUBPART 3.1.1. EXECUTION OF COUNTERPARTS. The Agent shall have received counterparts of this Amendment, each of which shall have been duly executed on behalf of the Borrower, the Agent and the Required Lenders.

         SUBPART 3.1.2. CONSENT. The Agent shall have received, from each person listed on the signature pages of the Consent attached hereto as Appendix "A", an executed copy of such Consent.

         SUBPART 3.1.3. CLOSING CERTIFICATE. The Agent shall have received a certificate from the Borrower certifying that, after giving effect to this Agreement, (i) no Default or Event of Default exists as of the Amendment No. 1 Effective Date, and (ii) the representations and warranties of the Borrower made in or pursuant to the Loan Documents shall be true in all material respects on and as of the Amendment No. 1 Effective Date.

         SUBPART 3.1.4. DOCUMENTATION. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Agent and its counsel. The Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such originals, as the Agent may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Agent. In addition, the Agent shall have received such other agreements, documents or instruments (including legal opinions) as it may from time to time reasonably request.

         SUBPART 3.1.5 DUE DILIGENCE. The Agent shall have completed to its own satisfaction its due diligence investigations with respect to the Borrower and its Subsidiaries.

         SUBPART 3.1.6  COLLATERAL DOCUMENTS.  The Agent shall have received
(i) the Security Agreement executed by each of the Loan Parties, (ii) the Pledge Agreement executed by each of the Loan Parties having Subsidiaries,
(iii) executed Financing Statements from each of the Loan Parties in favor of the Agent (in form and content satisfactory to the Agent) for each location where such Loan Parties maintain their respective executive offices, and (iv) the original stock certificates identified in the Pledge Agreement.

         SUBPART 3.2 DUE AUTHORIZATION. The Borrower hereby represents and warrants to the Agent and the Lenders that its execution, delivery and performance of this Amendment No. 1 are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action.


                                    PART IV
                                 MISCELLANEOUS


         SUBPART 4.1 CROSS-REFERENCES. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

         SUBPART 4.2 INSTRUMENT PURSUANT TO EXISTING CREDIT AGREEMENT. This Amendment is a document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

         SUBPART 4.3 NOTES AND LOAN DOCUMENTS. The Borrower hereby confirms and agrees that the Notes and the other Loan Documents are, and shall continue to be, in full force and effect, and hereby ratifies and confirms in all respects its obligations thereunder, except that, upon the effectiveness of, and on and after the date of, this Amendment, all references in each Note and each Loan Document to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement shall mean the Amended Credit Agreement.

         SUBPART 4.4 COUNTERPARTS, EFFECTIVENESS, ETC. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 4.5 GOVERNING LAW; ENTIRE AGREEMENT. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         SUBPART 4.6 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.





               [Remainder of this Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

                                  PERSONNEL GROUP OF AMERICA, INC.
ATTEST:

By /s/ Rosemary Payne-Harris      By /s/ Michael P. Bernard
   -------------------------        ---------------------------------------
Title Secretary                   Title Chief Financial Officer & Treasurer
     -----------------------           ------------------------------------
         (Corporate Seal)


                                  NATIONSBANK, N.A.,
                                   in its individual
                                   capacity as a Lender and as Agent


                                  By /s/ Mark D. Halmrast
                                    ---------------------------------------
                                  Title Vice President
                                       ------------------------------------

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES



Name of                   Revolving                Domestic                  Eurodollar
Lender                    Commitment               Lending Office            Lending Office
- ------                    ----------               --------------            --------------
NationsBank, N.A.         $35,000,000              100 N. Tryon Street       100 N. Tryon Street
                                                   Charlotte, NC  28255      Charlotte, NC 28255

                                   APPENDIX A


                                    CONSENT



         This Consent (this "Consent"), dated as of May 20, 1996, is delivered in connection with the Amendment No. 1 to Credit Agreement, dated as of the date hereof ("Amendment No. 1"), among PERSONNEL GROUP OF AMERICA, INC., the various financial institutions parties thereto (the "Lenders") and NATIONSBANK, N.A., as Agent (the "Agent"). Unless otherwise defined, terms used herein have the meanings provided in the Existing Credit Agreement (as defined in the Amendment No. 1) as amended by Amendment No. 1 (such Existing Credit Agreement, as so amended, being the "Amended Credit Agreement").

         The undersigned, as parties to the Guaranty, hereby acknowledge the execution and delivery of Amendment No. 1, and hereby confirm and agree that the Guaranty is, and shall continue to be, in full force and effect, and hereby ratify and confirm in all respects their respective obligations thereunder, except that, upon the effectiveness of, and on and after the date of, Amendment No. 1, all references in the Guaranty to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Existing Credit Agreement shall mean the Amended Credit Agreement.

         This Consent may be executed by the parties hereto in counterparts, each of which shall be deed to be an original and all of which shall constitute together but one and the same instrument.

                                        STAFFPLUS, INC.,
                                        a Delaware corporation


                                        By /s/ Michael P. Bernard
                                          -------------------------------
                                        Title Chief Financial Officer
                                              ---------------------------

                                        THOMAS STAFFING SERVICES, INC.,
                                        a Delaware corporation


                                        By /s/ Michael P. Bernard
                                          -------------------------------
                                        Title Chief Financial Officer &
                                              Treasurer
                                              ---------------------------

                                        PFI, INC.


                                        By /s/ Michael P. Bernard
                                          -------------------------------
                                        Title Treasurer
                                             ----------------------------

                                        NURSEFINDERS, INC.


                                        By /s/ Michael P. Bernard
                                          -------------------------------
                                        Title Treasurer
                                             ----------------------------

                                        NF SERVICES, INC.


                                        By /s/ Michael P. Bernard
                                          -------------------------------
                                        Title Treasurer
                                             ----------------------------

                                        B.C.P., INC.


                                        By /s/ Michael P. Bernard
                                          -------------------------------
                                        Title Treasurer
                                             ----------------------------

                                        PROFILE TEMPORARY SERVICES, INC.


                                        By: /s/ Michael P. Bernard
                                           ------------------------------
                                        Title: Vice President & Treasurer
                                              ---------------------------

                                   APPENDIX B



                                   EXHIBIT H

                   [FORM OF AMENDMENT TO SECURITY AGREEMENT]

                             AMENDMENT TO GUARANTY


                 This Amendment to Security Agreement (this "Amendment"), dated as of ______________, 199__, relates to the Security Agreement dated as of May 20, 1996 (as amended, modified or supplemented to date, the "Security Agreement"), executed by Personnel Group of America, Inc. (the "Borrower") and each of its subsidiaries (collectively, the "Loan Parties") in favor of the Lenders and the L/C Bank (as such terms are defined in the Credit Agreement (as hereinafter defined)) and NationsBank, N.A., as Agent for the Lenders and the L/C Bank (in such capacity, the "Agent").


                 In compliance with Section 6.01(j) of the Credit Agreement dated as of September 29, 1995 (as amended, modified or supplemented from time to time, the "CREDIT AGREEMENT") among the Borrower, the Agent, the Lenders and the L/C Bank, [SUBSIDIARY] (the "ADDITIONAL LOAN PARTY") and the Loan Parties hereby agree as follows (capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement):

                 1. Amendment. The Security Agreement is hereby amended to add, as a Grantor thereunder, the Additional Loan Party.

                 2. Representations and Warranties. The Additional Loan Party represents and warrants to the Agent, the Lenders and the L/C Bank, that each of the representations and warranties of a Grantor contained in the Security Agreement is hereby made by the Additional Loan Party as of the date hereof and is true and correct as to the Additional Loan Party as of the date hereof.

                 3. Additional Loan Party as Grantor. The Additional Loan Party agrees to be bound by the Security Agreement as if the Additional Loan Party were an original party to the Security Agreement and shall be a Grantor for all purposes under the Security Agreement. The Additional Loan Party hereby grants to the Agent, for the benefit of the Lenders, a security interest in all of its collateral.

                 4. Effectiveness. This Amendment shall become effective as of the date hereof upon the execution hereof by the Loan Parties, the Additional Loan Party and the Agent and delivery hereof to the Agent.

                 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations law).

                                        [ADDITIONAL LOAN PARTY]


                                        By:_____________________________________
                                           Title:

                                        Notice Address:

                                        ________________________________________
                                        ________________________________________
                                        Attention:______________________________


                                        PERSONNEL GROUP OF AMERICA, INC.

                                        By:_____________________________________
                                           Title:


                                        LOAN PARTIES

                                        By:_____________________________________
                                           Title:


                                        NATIONSBANK, N.A., as Agent

                                        By:_____________________________________
                                           Title: